                                                                    EXHIBIT 21.1

    The following table sets forth the subsidiaries of the Registrant upon consummation of the offering.


                                                   JURISDICTION OF
                                                   INCORPORATION/      % OF
                                                    ORGANIZATION     OWNERSHIP
                                                   ---------------   ---------
DonJoy, L.L.C....................................     Delaware         100%
    dj Orthopedics, LLC..........................     Delaware         100%
        DJ Orthopedics Capital Corporation.......     Delaware         100%
        dj Orthopedics, LLC de Mexico S.A. de          Mexico          100%
          C.V....................................
        DJ Orthopaedics PTY LTD..................    Australia          60%
        dj Ortho Canada, Inc.....................      Canada          100%
        DJ Orthopaedics UK Limited...............  United Kingdom      100%
        dj Orthopedics Deutschland GmbH..........     Germany          100%